Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Advanced Flower Capital Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	(1)	(1)	(1)	(1)	(1)	(1)	-	-	-	-
Fees to Be Paid	Equity	Preferred Stock, par value $0.01 per share	(1)	(1)	(1)	(1)	(1)	(1)	-	-	-	-
Fees to Be Paid	Debt	Debt Securities	(1)	(1)	(1)	(1)	(1)	(1)	-	-	-	-
Fees to Be Paid	Other	Warrants(2)	(1)	(1)	(1)	(1)	(1)	(1)	-	-	-	-
Fees to be Paid	Other	Rights	(1)	(1)	(1)	(1)	(1)	(1)	-	-	-	-
Fees to Be Paid	Other	Units(3)	(1)	(1)	(1)	(1)	(1)	(1)	-	-	-	-
Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(1)	$27,585,112.38(4)	0.00015310	$4,223.28(4)	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-	-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.01 per share	415(a)(6)	-	-	-	-	-	S-3	333- 264144	4/18/2022	-
Carry Forward Securities	Equity	Preferred Stock, par value $0.01 per share	415(a)(6)	-	-	-	-	-	S-3	333- 264144	4/18/2022	-
Carry Forward Securities	Debt	Debt Securities	415(a)(6)	-	-	-	-	-	S-3	333- 264144	4/18/2022	-
Carry Forward Securities	Other	Warrants(2)	415(a)(6)	-	-	-	-	-	S-3	333- 264144	4/18/2022	-
Carry Forward Securities	Other	Rights	415(a)(6)	-	-	-	-	-	S-3	333- 264144	4/18/2022	-
Carry Forward Securities	Other	Units(3)	415(a)(6)	-	-	-	-	-	S-3	333- 264144	4/18/2022	-
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	-	-	$972,414,887.62(4)			S-3	333- 264144	4/18/2022	$90,142.86(4)
	Total Offering Amounts					$1,000,000,000.00		$4,223.28
Total Fees Previously Paid
	Total Fee Offsets							-
	Net Fee Due							$4,223.28

(1)
Pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, as shall have an aggregate initial offering price up to $1,000,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In addition, the total amount to be registered and the proposed maximum offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)
The warrants covered by this registration statement may be warrants to purchase shares of common stock, shares of preferred stock or debt securities issued by the registrant. The registrant may offer warrants independently of or together with other securities and may be attached to or separate from any offered securities, or other securities offered by any prospectus supplement.

(3)
Each unit will represent an interest in a combination of one or more securities registered under this registration statement including shares of common stock, shares of preferred stock, debt securities, warrants or rights, in any combination, which may or may not be separable from one another.

(4)
Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $972,414,887.62 of unsold securities (the “Unsold Securities”) previously registered and offered pursuant to the Registration Statement on Form S-3 (File No. 333-264144), initially filed with the U.S. Securities and Exchange Commission on April 4, 2022 and declared effective on April 18, 2022 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the registrant paid a filing fee of $90,142.86 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities, if any, to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.